UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 2, 2009
RHI ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34102	36-4614616

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1325 Avenue of Americas, 21st Floor, New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 977-9001
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.
     On November 2, 2009, RHI Entertainment, LLC, a subsidiary of RHI Entertainment, Inc. (the “Company”) and William J. Aliber, the Company’s Chief Financial Officer, entered into a new employment agreement (the “Agreement”). The Agreement is effective as of October 1, 2009, the date Mr. Aliber’s prior employment agreement expired, and expires on January 1, 2011, unless earlier terminated as provided in the Agreement. The Agreement will automatically extend for successive one-year periods unless either party gives notice of non-extension to the other at least 30 days, but not more than 90 days, prior to the expiration of the then-applicable term.
     During the term of employment, Mr. Aliber will receive an annual base salary of $775,000 and is eligible for a discretionary bonus as determined by the Board of Directors of the Company. Mr. Aliber will be entitled to participate in the Company’s benefit plans, programs and arrangements available to its senior officers. If Mr. Aliber’s employment is terminated by the Company without cause, by Mr. Aliber for good reason or by non-extension of the Agreement, then he will be paid a full year of his annual base salary payable in a single lump-sum in the first payroll period to occur 30 days following the date of termination or non-extension. In addition, Mr. Aliber will continue to receive health and insurance coverage for a period no greater than one year. If Mr. Aliber’s employment is terminated by the Company without cause, by Mr. Aliber for good reason or as a result of Mr. Aliber’s death, then Mr. Aliber (or his estate, as applicable) will also receive a pro-rata lump sum payment equal to the base salary he would have received under the Agreement for the remainder of the then-applicable term, in addition to any other payments and benefits owed to him under the Agreement. In the case of a termination of employment by reason of Mr. Aliber’s death, his dependents would also be eligible to receive continued health coverage for the duration of Mr. Aliber’s then-applicable term of employment.
     The aforementioned description of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Exhibits.

Exhibit No.	Document Description
10.1	Employment Agreement of William J. Aliber, dated November 2, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI ENTERTAINMENT, INC.
(Registrant)

Date: November 6, 2009	By: Name:	/s/ Henry S. Hoberman Henry S. Hoberman
	Title:	Executive Vice President, General Counsel & Secretary